201310500098

DATE	DOCUMENT ID	DESCRIPTION	FILING	EXPED	PENALTY	CERT	COPY
04/15/2013	201310500098	DOMESTIC/AMENDMENT TO ARTICLES (AMD)	50.00	200.00	.00	.00	5.00

Receipt

This is not a bill. Please do not remit payment.

VORYS, SATER, SEYMOUR & PEASE
52 E. GAY STREET
COLUMBUS, OH 43215

STATE OF OHIO

CERTIFICATE

Ohio Secretary of State, Jon Husted

609258

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

SB FINANCIAL GROUP, INC.

and, that said business records show the filing and recording of:

Document(s):	Document No(s):
DOMESTIC/AMENDMENT TO ARTICLES	**201310500098**

Effective Date: 04/12/2013

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 15th day of April, A.D. 2013.

Jon Husted

Ohio Secretary of State

United States of America
State of Ohio
Office of the Secretary of State

Form 540 Prescribed by:
JON HUSTED
Ohio Secretary of State

Central Ohio: (614) 466-3910
Toll Free: (877) SOS-FILE (767-3453)
www.OhioSecretaryofState.gov
Busserv@OhioSecretaryofState.gov

Makes checks payable to Ohio Secretary of State

Mail this form to one of the following:
Regular Filing (non expedite)
P.O. Box 1329
Columbus, OH 43216

Expedite Filing (Two-business day processing time requires an additional $100.00).
P.O. Box 1390
Columbus, OH 43216

Certificate of Amendment
(For-Profit, Domestic Corporation)
Filing Fee: $50

Check appropriate box:

- (•) Amendment to existing Articles of Incorporation (125-AMDS)
- ( ) Amended and Restated Articles (122-AMAP) - The following articles supersede the existing articles and all amendments thereto.

Complete the following information:

Name of Corporation: Rurban Financial Corp.

Charter Number: 609258

2013 APR 12 AM 10:40
CLIENT SERVICE CENTER
RECEIVED
SECRETARY OF STATE

Check one box below and provide information as required:

( ) The articles are hereby amended by the **Incorporators**. Pursuant to Ohio Revised Code section 1701.70(A), incorporators may adopt an amendment to the articles by a writing signed by them if initial directors are not named in the articles or elected and before subscriptions to shares have been received.

(•) The articles are hereby amended by the **Directors**. Pursuant to Ohio Revised Code section 1701.70 (A), directors may adopt amendments if initial directors were named in articles or elected, but subscriptions to shares have not been received. Also, Ohio Revised Code section 1701.70(B) sets forth additional cases in which directors may adopt an amendment to the articles.

The resolution was adopted pursuant to Ohio Revised Code section 1701.70(B) (In this space insert the number 1 through 10 to provide basis for adoption.): 1701.70(B)(6)

( ) The articles are hereby amended by the **Shareholders** pursuant to Ohio Revised Code section 1701.71.

A copy of the resolution of amendment is attached to this document.

Note: If amended articles were adopted, they must set forth all provisions required in original articles except that articles amended by directors or shareholders need not contain any statement with respect to initial stated capital. See Ohio Revised Code section 1701.04 for required provisions.

Required
Must be signed by all incorporators, if amended by incorporators, or an authorized officer if amended by directors or shareholders, pursuant to Ohio Revised Code section 1701.73(B) and (C).

If authorized representative is an individual, then they must sign in the "signature" box and print their name in the "Print Name" box.

If authorized representative is a business entity, not an individual, then please print the business name in the "signature" box, an authorized representative of the business entity must sign in the "By" box and print their name in the "Print Name" box.

[signature]
Signature

By (if applicable)

Mark A. Klein, President and Chief Executive Officer
Print Name

Signature

By (if applicable)

Print Name

RESOLUTIONS
OF THE BOARD OF DIRECTORS OF
RURBAN FINANCIAL CORP.
NOVEMBER 14, 2012

Approval of Name Change

WHEREAS, the Board of Directors of Rurban Financial Corp. (the "Company") has determined that it is advisable and in the best interests of the Company to amend Article FIRST of its Amended Articles of Incorporation to change the name of the Company to SB Financial Group, Inc.;

NOW, THEREFORE, BE IT:

RESOLVED, that, in accordance with Section 1701.70(B)(6) of the Ohio Revised Code, Article FIRST of the Company's Amended Articles of Incorporation be, and it hereby is, amended to read in its entirety as follows:

FIRST: The name of the corporation shall be SB Financial Group, Inc.

FURTHER RESOLVED, that any one or more of the officers of the Company be, and each of them hereby is, authorized and directed to take (or cause the taking of) any and all such actions, and to prepare, execute, deliver, file, record and/or register (or cause the preparation, execution, delivery, filing, recording and/or registration of) any and all such documents, agreements, certificates, notices and instruments, as he, she or they may deem necessary or appropriate to change the Company's name to SB Financial Group, Inc., including, without limitation, the execution and delivery of (i) a Certificate of Amendment for filing with the Secretary of State of the State of Ohio, (ii) any document, agreement, certificate, notice or instrument that the Company may be required to file with the applicable governmental agency of each state in which the Company is authorized to do business as a foreign corporation and (iii) any document, certificate, notice or instrument that the Company may be required to file with the Securities and Exchange Commission and/or NASDAQ; and

FURTHER RESOLVED, that the acts of any officer of the Company and/or any person or persons designated and authorized to act by an officer of the Company, which acts would have been authorized by the foregoing resolutions except that such acts were taken prior to the adoption of such resolutions, be, and the same hereby are, ratified, adopted, approved and confirmed as acts in the name of and on behalf of the Company.